UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported): August 24, 1999

                       Commission File Number: 0-19822


                       LITCHFIELD FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)



          MASSACHUSETTS                              04-3023928
 State or other jurisdiction             (I.R.S. Employer Identification No.)
  of incorporation or organization)


 430 MAIN STREET, WILLIAMSTOWN, MA               01267
(Address of principal executive offices)      (Zip Code)


      Registrant's telephone number, including area code: (413) 458-1000


             (Former name, former address and former fiscal year,
                         if changed since last report)


Item 5: Other Events:

Attached is the press release issued by the company on August 24, 1999


WILLIAMSTOWN, Massachusetts (August 24, 1999) - Litchfield Financial Corporation (NASDAQ/LTCH) announced today that it has acquired 53% of the outstanding shares of privately held American Growth Finance, Inc, a factoring company headquartered in Dallas, Texas with offices in Nashville,
Tennessee and Orlando and Tampa, Florida. AGF provides accounts receivable factoring services to small businesses serving mostly Fortune 1000 companies. Terms of the transaction were not disclosed.

Randy Stratton, President and CEO of Litchfield commented, "Our investment in AGF reflects our business strategy of identifying and lending money to smaller finance companies in niche markets that best fit our business model, as we have done in the past. In particular, we are looking to lend to small and medium-sized businesses in niche markets that fit nicely with our existing land, timeshare and tax lien businesses. Factoring will help us to further diversify our $545 million serviced portfolio. In addition, this business will provide us with an asset type that is counter-cyclical."

John Stieber, Sr. will continue to serve in his present position as Chairman of AGF. Mr. Stieber has over 20 years of experience in accounts receivable factoring. Previously, he was professor of finance and economics at the School of Business, Southern Methodist University.

Mr. Stratton noted, "According to the Small Business Administration, small businesses account for over 50% of the gross domestic product. As they continue to spur the economy, we intend to have an active role in providing financing for their growth. By providing working capital financing, AGF helps growing companies meet their entrepreneurial goals. Since banks are not likely to make loans secured by accounts receivable, the value of these services has gone up in the eyes of small business owners."

Mr. Stratton added, "As with our recent successful acquisition of Ironwood Acceptance Company - which purchases, services and liquidates tax liens - we view transactions of this nature as an opportunity to further reduce the portion of our revenues derived from the gain on sale of loans. So while this transaction would be accretive in the year 2000, we'll take the opportunity to further reduce our gain on sale as a percentage of our revenues, instead."

Litchfield has rights to acquire additional shares of AGF through 2003.

Mr. Stratton commented, "We continue to pursue our strategy of providing liquidity to under-served but growing markets. In these markets, we can obtain better margins and create more secure loan structures, giving us solid credit performance. For Litchfield's own liquidity, we continue to grow our diversified money sources, primarily with term facilities at fixed spreads. We are continually evaluating our interest rate sensitivity, looking for a neutral or near neutral matching on an aggregate basis."

Litchfield is a diversified finance company that provides financing to creditworthy borrowers for assets not typically financed by banks. The Company provides such financing by purchasing consumer loans and by making loans to businesses secured by consumer receivables or other assets.

Litchfield Financial Corporation is traded on the Nasdaq Stock Market's National Market system under the ticker symbol "LTCH". For more information about Litchfield, visit the company's website at www.ltchfld.com.

                                      ***

Except for the historical information contained or incorporated by reference in this press release, the matters discussed or incorporated by reference herein are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the risk factors set forth under "Risk Factors", as listed in the 1998 Annual Report on Form 10-K, as well as the following: general economic and business conditions; industry trends; changes in business strategy or development plans; availability and quality of management; and availability, terms and deployment of capital. Special attention should be paid to such forward-looking statements including, but not limited to, statements relating to (i) the Company's ability to execute its growth strategies and to realize its growth objectives and (ii) the Company's ability to obtain sufficient resources to finance its working capital needs and provide for its known obligations.

              Contact: Ronald E. Rabidou, Chief Financial Officer
            Telephone: 413-458-1000 x 160 Fax: 413-458-1020 E-Mail
                             rrabidou@ltchfld.com